                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of May 1, 1999, by and among D'ARTAGNAN ASSOCIATES, INC., a Delaware corporation ("APG Sub"), AUTOMOTIVE PERFORMANCE GROUP, INC., a Delaware corporation ("APG"), D'ARTAGNAN ASSOCIATES, INC., a California corporation ("D'Artagnan") and the shareholders of D'Artagnan (individually, a "Shareholder" and collectively, the "Shareholders").


                                   WITNESSETH

         WHEREAS, pursuant to an agreement dated December 1, 1998 (the "Letter Agreement"), APG and D'Artagnan agreed to the principal terms of a merger of D'Artagnan into APG;

         WHEREAS, in order to implement the merger contemplated by the Letter Agreement, APG has caused APG Sub to be incorporated under the laws of the State of Delaware as a wholly owned subsidiary of APG ("APG Sub") into which D'Artagnan will be merged;

         WHEREAS, the respective boards of directors of APG, APG Sub and D'Artagnan have determined that the merger of D'Artagnan with and into APG Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement is advisable, and have approved the Merger in accordance with the terms and conditions set forth herein; and

         WHEREAS, APG, D'Artagnan and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger; Effect of Merger. On the Effective Date (as hereinafter defined), D'Artagnan shall merge with and into APG Sub pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law (the "DGCL"). The separate corporate existence of D'Artagnan shall thereupon cease and APG Sub shall become the owner, without other transfer, of all of the assets, rights and property of D'Artagnan, and APG Sub shall become subject to all the debts, obligations and liabilities of D'Artagnan in the same manner as if APG Sub had itself incurred them. APG Sub shall be the surviving corporation in the Merger ("Surviving Corporation"). The Surviving Corporation shall


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continue to be governed by the DGCL, and its separate corporate existence and all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         1.2 Closing. The closing of the Merger (the "Closing") shall take place on (i) May 3, 1999, or, if later, the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VIII shall be satisfied or waived in accordance with this Agreement or (ii) on such other date as the parties hereto may agree in writing (the "Closing Date"). At the Closing,
(i) the Shareholders shall deliver to APG the certificates representing all of the Common Stock of D'Artagnan and the other documents and instruments provided for herein and (ii) APG shall deliver to the Shareholders (a) satisfactory evidence of APG's delivery of instructions to the transfer agent for the APG Common Stock ("Transfer Agent") instructing the Transfer Agent to issue to the Shareholders certificates evidencing 1,000,000 shares of APG Common Stock as provided in Section 3.1(a) of this Agreement, and to deliver to the Pledgeholder (as hereinafter defined) certificates evidencing an additional 1,000,000 shares of APG Common Stock issued to the Shareholders, as provided in Section 3.1(b) of this Agreement, and (b) all other documents and instruments provided for herein.

         1.3 Effective Date and Time. As soon as practicable following the Closing, APG Sub and D'Artagnan shall cause (i) a Certificate of Merger (the "Merger Certificate") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware (the "Secretary") as provided in Section 252 of the DGCL and (ii) the certificate and other documentation required by Section 1108 of the California Corporations Code (the "California Certificate") to be executed and filed with the Secretary of State of the State of California. The Merger shall become effective at the time the Secretary accepts for record the Merger Certificate (the "Effective Date").

                                   ARTICLE II

                   CHARTER, BYLAWS AND OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

         2.1 Charter. The Certificate of Incorporation of APG Sub in effect on the Effective Date shall be the charter of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law.

         2.2 Bylaws. The Bylaws of APG Sub in effect on the Effective Date shall be the Bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or in the Charter or by applicable law.

         2.3 Directors. The Directors of APG Sub on the Effective Date shall, from and after the Effective Date, be the Directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Charter and the Bylaws.




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         2.4 Officers. The officers of APG Sub on the Effective Date shall, from and after the Effective Date, be the officers of the Surviving Corporation, until the their successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.



                                   ARTICLE III

           MERGER CONSIDERATION; CONTINGENT STOCK; REGISTRATION RIGHTS

         3.1 Merger Consideration. On the Effective Date, by virtue of the Merger and subject to the conditions set forth in Article VIII hereof:

                  (a) The record shareholders of each of the outstanding shares of D'Artagnan Common Stock shall become entitled to receive ten thousand (10,000) shares of APG Common Stock, representing in the aggregate 1,000,000 shares of APG Common Stock.

                  (b) The record shareholders of each of the outstanding shares of D'Artagnan Common Stock shall also become entitled to receive an additional ten thousand (10,000) shares of APG Common Stock, representing in the aggregate an additional 1,000,000 shares of APG Common Stock ("Contingent Stock"), subject to the obligation (the "Return Obligation", which shall commence on the Effective Date and continue in force as provided herein) of the Shareholders to return to APG all or a portion of the Contingent Stock if the APG Common Stock does not attain specified prices ("Trigger Prices," as set forth below) during the two-year period beginning with the earlier of (1) one year after the Effective Date or (2) the date on which the APG Common Stock is first listed on a national securities exchange (the "Contingency Period"). The parties' respective rights and obligations with respect to the Contingent Stock shall be as set forth in this Section 3.1(b):

                           (i) The Contingent Stock shall be owned by the
Shareholders for all purposes from the Effective Date, subject to the Return Obligation. The Shareholders' rights with respect to the Contingent Stock shall include, without limitation, the right to vote the Contingent Stock and all dividend rights with respect to the Contingent Stock. Any dividends paid with respect to the Contingent Stock then subject to the Pledge Agreement (as described below) shall also be held subject to the provisions of said Pledge Agreement.

                           (ii) To secure APG's rights, and the Shareholders'
obligations, under the Return Obligation, the Contingent Stock shall be held by U.S. Trust Company N.A. (the "Pledgeholder"), pursuant to a Pledge Agreement in the form and content of Exhibit "A", attached hereto (the "Pledge Agreement").

                           (iii) Two hundred fifty thousand (250,000) shares of
Contingent Stock shall be deemed to have been released from the Return Obligation (without any further action or consent of APG) upon the attainment of each Trigger Price specified in Subparagraph 3.1


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(b)(iv) below. Upon the attainment of each such Trigger Price, APG shall instruct the Pledgeholder to release to the Shareholders certificates evidencing two hundred fifty thousand (250,000) shares of APG Common Stock, to be issued to the Shareholders pro-rata in accordance with their respective ownership of D'Artagnan Common Stock. Any Contingent Stock that has not been released from the Return Obligation at the end of the Contingency Period (the "Returnable Shares") shall be deemed to have been returned to APG (without any further action or consent of the Shareholders). To effect such return, the Shareholders shall execute, in blank, a stock assignment separate from certificate and shall deliver said stock assignment to the Pledgeholder. At the end of the Contingency Period, the Shareholders shall instruct the Pledgeholder to return to APG the certificates evidencing the Returnable Shares, together with the stock assignment assigning the Returnable Shares to APG.

                           (iv) The Trigger Prices with respect to the
Contingent Stock shall be Five Dollars ($5.00), Seven Dollars and Fifty Cents ($7.50), Ten Dollars ($10.00) and Twelve Dollars and Fifty Cents ($12.50), respectively. For purposes of this Agreement, a Trigger Price shall be deemed to have been attained on the first date ("Trigger Date") on which the average price of the APG Common Stock during the 125 trading days prior to and including the Trigger Date ("Six Month Average") equals or exceeds the Trigger Price. The price of the APG Common Stock on any date shall be the closing price at which the stock is traded on such date. If the price of the APG Common Stock on a Trigger Date is lower than a Trigger Price, but the Six Month Average of the APG Common Stock as of such Trigger Date equals or exceeds the Trigger Price, the Trigger Price shall be deemed to have been attained on such Trigger Date. If the Six Month Average of the APG Common Stock on a Trigger Date equals or exceeds more than one Trigger Price, all such Trigger Prices shall be deemed to have been attained on such Trigger Date.

                           (v) Notwithstanding the foregoing provisions of this
Section 3.1(b), in the event of a sale or other disposition (whether by merger, reorganization, liquidation or otherwise) of substantially all of the stock or assets of APG ("Capital Event"), all Contingent Stock then remaining subject to the Return Obligation shall be deemed to have been released from the Return Obligation (without any further action or consent of APG) immediately prior to the closing of the Capital Event; provided, however, that the greater of (1) the price of the APG Common Stock immediately prior to the closing of the Capital Event or (2) the price at which the APG Common Stock is valued for purposes of the Capital Event, equals or exceeds $7.50 (the foregoing condition is hereinafter referred to as the "Valuation Condition"). Prior to the closing of a Capital Event with respect to which the Valuation Condition is satisfied, APG shall instruct the Pledgeholder to release to the Shareholders the certificates evidencing all of the shares of Contingent Stock then remaining subject to the Return Obligation. If the shareholders of APG receive stock or securities in exchange for the APG Common Stock ("Exchange Securities") in a Capital Event with respect to which the Valuation Condition is not satisfied, the Shareholders shall be entitled to exchange the Contingent Stock then remaining subject to the Return Obligation for such Exchange Securities, upon the same basis as the other APG shareholders. In such event, the Exchange Securities shall remain subject to


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the Return Obligation, but the Trigger Prices applicable to the Exchange
Securities shall be appropriately adjusted by taking into account the relative prices of the APG Common Stock and the Exchange Securities as of the closing of the Capital Event and the ratio at which the APG Common Stock was exchanged for the Exchange Securities. Upon the occurrence of a Capital Event with respect to which (a) the Valuation Condition is not satisfied and (b) the APG shareholders receive consideration other than Exchange Securities, any Contingent Stock then remaining subject to the Return Obligation shall be deemed to have been returned to APG (without any further action or consent of the Shareholders) immediately prior to the closing of the Capital Event.

                  (c) Each share (if any) of D'Artagnan Common Stock then held in the treasury of D'Artagnan shall be cancelled, and no payment shall be paid nor other consideration received with respect thereto.

                  (d) Each share of APG Common Stock and each share of the common stock of APG Sub issued and outstanding on the Effective Date shall remain issued and outstanding.

         3.2 Procedure for Exchange of Certificates. Immediately after the Effective Date, APG will furnish to the Transfer Agent a stock certificate, issued in the name of the Transfer Agent or its nominee, evidencing 2,000,000 shares of APG Common Stock and will instruct the Transfer Agent to issue to each Shareholder a certificate evidencing the number of shares of APG Common Stock to which the Shareholder is entitled under Section 3.1 hereof and to deliver to the Pledgeholder stock certificates issued to the Shareholders evidencing the Contingent Stock.

         3.3 Registration Rights. All APG Common Stock issued to the Shareholders under Section 3.1 of this Agreement shall be subject to the registration rights provided in a Rights Agreement in the form and content of Exhibit "B", attached hereto.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                         THE SHAREHOLDERS AND D'ARTAGNAN

         The Shareholders hereby represent and warrant to APG that:

         4.1 Authority of Shareholders. Each Shareholder has the requisite power and authority to execute this Agreement, perform the Shareholder's obligations hereunder and consummate the transactions contemplated hereby. Each Shareholder has duly executed and delivered this Agreement. This Agreement is a valid, legal and binding obligation of the Shareholders enforceable against the Shareholders in accordance with its terms. No other action will be necessary by the Shareholders to authorize the execution and delivery of this


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Agreement and the consummation of the transactions contemplated hereby, except as specifically provided herein.

         4.2      No Conflict for Shareholders.

                  (a) The execution and delivery of this Agreement by each Shareholder and the consummation of the transactions contemplated hereby do not, and the performance of this Agreement and the transactions contemplated hereby by each Shareholder will not, conflict with or violate any foreign, federal, state or local law, statute, treaty, ordinance, rule, regulation, order, writ, injunction, decree or judgment (individually, a "Law" and collectively, "Laws") applicable to any Shareholder.

                  (b) The execution and delivery of this Agreement by each Shareholder does not, and the performance of this Agreement by such Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, either domestic or foreign (individually, a "Governmental Entity" and collectively, "Governmental Entities"), other than any such consents, approvals, authorizations or permits that have been obtained or such filings or notifications that have been made or will have been obtained or made as of the Effective Date.

         4.3 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Shareholders or D'Artagnan.

         4.4 Title. Each Shareholder has title to the D'Artagnan Common Stock set forth opposite such Shareholder's name on Schedule 4.4 attached hereto, and full right, power and authority to sell, assign, transfer and deliver such D'Artagnan Common Stock, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever (other than those imposed by the Securities Act of 1933 and the securities or Blue Sky laws of the State of California).

         D'Artagnan hereby represents and warrants to APG that:

         4.5 Organization and Qualification; Subsidiaries. D'Artagnan is a corporation duly organized, validly existing and in good standing under the laws of the State of California, having full power and authority to own its own properties and to carry on its business as conducted.

         4.6 Articles of Incorporation and Bylaws. D'Artagnan has heretofore furnished to APG complete and correct copies of the Articles of Incorporation and Bylaws of D'Artagnan, in each case as amended or restated (collectively, "Organizational Documents"). The Organizational Documents are in full force and effect. D'Artagnan is not in violation of any of the provisions of any of its Organizational Documents.


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         4.7      Capitalization; Title to Shares.

                  (a) The authorized capital stock of D'Artagnan consists of 10,000 authorized shares of D'Artagnan Common Stock, of which, as of the date hereof 100 shares are issued and outstanding. All of the outstanding shares of D'Artagnan Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, D'Artagnan's Organizational Documents or any agreement to which D'Artagnan is a party or is bound.

                  (b) There are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which D'Artagnan is a party relating to the issued or unissued capital stock of, or other equity interests in, D'Artagnan, or obligating D'Artagnan to grant, issue or sell any shares of the capital stock of, or other equity interests in, D'Artagnan, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of D'Artagnan to repurchase, redeem or otherwise acquire any shares of D'Artagnan Common Stock. There are no voting trusts, proxies or other agreements or understandings to which D'Artagnan is a party or by which D'Artagnan is bound with respect to the voting of any shares of capital stock of D'Artagnan.

         4.8 Authority of D'Artagnan; Approval. D'Artagnan has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by D'Artagnan and the consummation by D'Artagnan of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of D'Artagnan are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by D'Artagnan and constitutes the legal, valid and binding obligation of D'Artagnan , enforceable against D'Artagnan in accordance with its terms.

         4.9      No Conflict of D'Artagnan.

                  (a) The execution and delivery of this Agreement by D'Artagnan does not, and the performance of this Agreement and the Merger by D'Artagnan will not, (i) conflict with or violate the Organizational Documents of D'Artagnan, or (ii)conflict with or violate any Laws applicable to D'Artagnan or by which any of its properties is bound or affected.

                  (b) The execution and delivery of this Agreement by D'Artagnan does not, and the performance of this Agreement and the Merger by D'Artagnan will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities, other than (i) any such consents, approvals, authorizations or permits that have been obtained or such filings or notifications that have been made or will have been obtained or made as of the Closing Date, (ii) where the failure to obtain such consents,


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approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent or delay consummation of the transactions contemplated by this Agreement, or otherwise, either individually or in the aggregate, prevent D'Artagnan and the Shareholders from performing its and their obligations under this Agreement and could not reasonably be expected to result in a Material Adverse Effect on APG or APG Sub, and (iii) filing of the Merger Certificate with the Secretary and the California Certificate with the Secretary of State of the State of California.

         4.10 Books and Records; Balance Sheet. D'Artagnan has previously made available to APG complete and correct copies of all of the books and records of D'Artagnan. A true and correct balance sheet of D'Artagnan listing the assets and liabilities of D'Artagnan as of the Closing Date is attached hereto as Exhibit "C".

                                    ARTICLE V

                      REPRESENTATION AND WARRANTIES OF APG

         APG hereby represents and warrants to the Shareholders and D'Artagnan that:

         5.1 Organization and Qualification. APG is and, at the time of the Merger APG Sub will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted.

         5.2 Authority. APG has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by APG and the consummation by APG of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of APG are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by APG and constitutes the legal, valid and binding obligation of APG enforceable against APG in accordance with its terms. APG Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties, to carry on its business as conducted, and to perform its obligations pursuant to this Agreement. At the time of the Merger, APG Sub will have all requisite corporate power and authority to consummate the transactions contemplated hereby, and the consummation by APG Sub of the transactions contemplated hereby shall have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of APG Sub shall be necessary to consummate the transactions contemplated hereby.


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         5.3      No Conflict.

                  (a) The execution and delivery of this Agreement by APG does not, and the performance of this Agreement and the Merger by APG will not, (i) conflict with or violate the Organizational Documents of APG, (ii) conflict with or violate any Laws applicable to APG or by which any of its properties is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any of the properties or assets of APG pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which APG is a party or any of its properties is bound or affected, except, in the case of breaches, defaults, rights or encumbrances which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on APG.

                  (b) The execution and delivery of this Agreement by APG does not, and the performance of this Agreement and the Merger by APG will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities, other than (i) any such consents, approvals, authorizations or permits that have been obtained or such filings or notifications that have been made or will have been obtained or made as of the Closing Date, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, either individually or in the aggregate, prevent or delay consummation of the transactions contemplated by this Agreement, or otherwise, either individually or in the aggregate, prevent APG from performing its obligations under this Agreement, and could not reasonably be expected to result in a Material Adverse Effect on D'Artagnan, and (iii) filing of the Merger Certificate with the Secretary and the California Certificate with the Secretary of State of the State of California.

         5.4 Articles of Incorporation and Bylaws. APG has heretofore furnished to D'Artagnan complete and correct copies of its Certificate of Incorporation and Bylaws, in each case as amended or restated as of the date hereof (collectively, "APG Organizational Documents"), which are in full force and effect. APG is not in violation of any of the provisions of any of the APG Organizational Documents. APG has heretofore furnished to D'Artagnan copies of the Certificate of Incorporation and Bylaws of APG Sub, in substantially the form that will be effective immediately prior to the Merger.

         5.5 Capital Stock. Immediately prior to the Closing, the authorized capital stock of APG shall consist of 130,000,000 shares of common stock, $.0001 par value, of which 6,234,656 shares are issued and outstanding, and 13,000,000 authorized shares of preferred stock, $.0001 par value, of which 4,658,000 shares are issued and outstanding. Each of the outstanding shares of capital stock of APG is duly authorized, validly issued, fully paid and


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nonassessable and issued in full compliance with the preemptive rights of any existing shareholder and in full compliance with all applicable federal and state securities law.

         5.6 Validity of Shares. The outstanding shares of APG Common Stock to be delivered to the Shareholders pursuant to this Agreement, when issued in accordance with the terms and provisions of this Agreement, will be validly authorized, validly issued, fully paid, and nonassessable.

         5.7 Broker. No broker, finder or investment banker is entitled to any brokerage, finder's fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of APG.

         5.8 Books and Records. APG has previously made available to D'Artagnan and the Shareholders complete and accurate copies of all of the books and records of APG.

                                   ARTICLE VI

                                   COVENANTS

         6.1 Negative Covenants of D'Artagnan. Except as expressly contemplated by this Agreement or otherwise consented to in writing by APG, from the date of this Agreement until the Closing, D'Artagnan shall not:

                  (a) Take any action, or omit to take any action, the effect of which would reasonably be expected to cause any of the representations and warranties contained in Article IV of this Agreement to be inaccurate as of the Closing or any time prior thereto;

                  (b) Declare, set aside or pay any dividend on the outstanding shares of capital stock of D'Artagnan, or redeem, repurchase or otherwise acquire any of its capital stock.

                  (c) (i) Issue, deliver, award, pledge, grant or sell, or authorize or propose to enter into any contract, understanding, agreement or arrangement with respect to the issuance, delivery, award, grant or sale (including the grant of any security interests or other encumbrances) of, any shares of any class of its capital stock (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire any such shares, (ii)amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof, or
(iii) except for the transactions contemplated hereby, enter into any arrangement, understanding or contract with respect to the purchase or voting of shares of its capital stock;


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                  (d) Engage in any business other than the business in which it is presently engaging or fail to continue its business in the ordinary course in all material respects; or

                  (e) Sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of immaterial assets in the ordinary course of business and consistent with past practice (in amount and form).

         6.2 Negative Covenants of APG. Except as expressly contemplated by this Agreement or otherwise consented to in writing by D'Artagnan, from the date of this Agreement until the Closing, APG shall not:

                  (a) Take any action, or omit to take any action, the effect of which would reasonably be expected to cause any of the representations and warranties contained in Article V of this Agreement to be inaccurate as of the Closing or any time prior thereto;

                  (b) Declare, set aside or pay any dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, the outstanding shares of capital stock of D'Artagnan, or redeem, repurchase or otherwise acquire any of its capital stock;

                  (c) Except for proceeding with the Loctite acquisition and any other transaction pending as of the date hereof, engage in any business other than the business in which it is presently engaging; or

                  (d) Sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of immaterial assets in the ordinary course of business and consistent with past practice (in amount and form).

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 Best Efforts; Consents; Filings. Subject to the terms and conditions of this Agreement, APG, APG Sub, D'Artagnan and the Shareholders shall use their reasonable best efforts to (i) take promptly, or cause to be taken, all appropriate action, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective as soon as possible the transactions contemplated by this Agreement, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by APG, APG Sub, D'Artagnan or the Shareholders in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, (iii) make all necessary filings, and thereafter make any other required submissions, notifications


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and filings with respect to this Agreement, provided, however, that APG, APG Sub and D'Artagnan shall cooperate with each other in connection with the making of all such filings, including, without limitation, providing copies of all such documents to the non-filing party and its advisors prior to any filing and, if requested, to accept all reasonable additions, deletions or changes suggested by the non-filing party in connection therewith, (iv) satisfy the requirements of any Laws, and (v) remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto all of the benefits contemplated by this Agreement. APG, APG Sub and D'Artagnan shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Laws in connection with the transactions contemplated by this Agreement.

         7.2 Full Access. APG and D'Artagnan shall permit representatives of the other to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the party being reviewed, to all premises, properties, personnel, books and records (including tax records), contracts and documents of or pertaining to the party being reviewed. Each party shall treat and hold as such any confidential information it receives from the other in the course of the reviews contemplated by this Section 7.2, and shall not use any of the confidential information except in connection with the Merger. From the date hereof and until the Closing, APG and D'Artagnan shall give prompt notice to the other of any Material Adverse Change affecting said party. No such disclosure, however, shall be deemed to amend or supplant any provision of this Agreement or to prevent or cure any misrepresentation, breach of warranty or breach of covenant. Each party shall also keep the other fully informed of all aspects of its business.

                                  ARTICLE VIII

                               CLOSING CONDITIONS

         8.1 Additional Conditions to the Obligations of Each Party. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

                  (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which restricts, prevents or prohibits consummation of this Agreement and the transactions contemplated hereby.

                  (b) Government Consents. All consents, waivers, approvals and authorizations required to be obtained in order to consummate the Merger shall have been obtained from all appropriate Governmental Entities.

                  (c) Required Shareholder Approvals. The Agreement and the Merger shall have requisite shareholder approval for APG Sub, as required under DGCL Section 251(c), and the requisite approval by the Shareholders of D'Artagnan as required under Section 1201 of the California Corporations Code.

         8.2 Additional Conditions to the Obligations of D'Artagnan and the Shareholders.

                  The obligations of D'Artagnan and the Shareholders to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of APG contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) when made and as of the Closing Date as though made on and as of the Closing Date.

                  (b) Agreements and Covenants. APG shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                  (c) Securities Act and "Blue Sky" Law Compliance. The offer, sale, and delivery of the shares of APG Common Stock under the circumstances contemplated by this Agreement are made in full compliance with all applicable federal and state Securities laws.

                  (d) Bankruptcy. No case or proceeding shall have been commenced under any federal or state bankruptcy or equivalent law by or against APG or APG Sub.

         8.3 Additional Conditions to Obligations of APG and APG Sub. The obligation of APG and APG Sub to effect the Merger and the other transactions contemplated by this Agreement is also subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of D'Artagnan and the Shareholders contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) when made and as of the Closing Date, as though made on and as of the Closing Date.

                  (b) Agreements and Covenants. Each of D'Artagnan and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  (c) Bankruptcy. No case or proceeding shall have been commenced under any federal or state bankruptcy or equivalent law by or against D'Artagnan.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the address provided by the parties for purpose of notice (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means) to the telecopier numbers specified by the parties.

         9.2 Certain Definitions. For purposes of this Agreement, the term:

                           "APG Common Stock" shall mean the common stock of
                  APG, par value $.0001.

                           "APG Sub Common Stock" shall mean common stock of APG
                  Sub, par value $.0001.

                           "Affiliate" means a person that directly or
                  indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

                           "D'Artagnan Common Stock" shall mean the common stock
                  of D'Artagnan, no par value.

                           "Encumbrances" shall mean, with respect to any real
                  or personal, tangible or intangible property, any lien, charge, reservation, right of entry, possibility of reverter, encroachment, easement, right of way, restrictive covenant, lease, security interest (whether based on common law, statute or contract and, including without limitation, any interest arising from any capitalized lease, conditional sale, trust receipt or deposit interest), option, right of first refusal, right of first offer or any other imperfection of title or right by any person to assert a claim with respect to such property.

                           "Knowledge" shall mean, with respect to any matter in
                  question, (i) actual knowledge or (ii) actual knowledge as would be possessed of such matter if due diligence had been conducted.

                           The term "Material Adverse Effect" as used in this
                  Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects of the same general type, is or is reasonably likely to be materially adverse to the assets, financial condition, business, operations or prospects of D'Artagnan or APG, as the case may be.

                           "Person" means an individual, corporation,
                  partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Securities Exchange Act).

         9.3 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         9.5 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         9.6 Successors and Assigns. Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns. The rights and obligations of the parties hereunder may not be assigned prior to the Closing Date.

         9.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         9.8 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to rules respecting conflicts of law.

         9.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         9.11 Construction. All Schedules, section and article references are to this Agreement, unless otherwise expressly provided. As used in this Agreement,
(a) "hereof", "hereunder", "herein" and words of like import shall be deemed to refer to this Agreement in its entirety and not just a particular section of this Agreement and (b) unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number or the plural number, words of the masculine gender shall include the feminine and neuter, and, when the sense so indicates, words of the neuter gender shall refer to any gender.


                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, APG, D'Artagnan and the Shareholders have caused this Agreement to be executed as of the date first written above by their respective officers and representatives thereunto duly authorized.



                                          AUTOMOTIVE PERFORMANCE GROUP, INC.


                                          By:/s/ Carl Walker
                                             -------------------------------

ATTEST:                                   Its:  Secretary
                                             -------------------------------
/s/ George Barraza
-------------------------------


                                          D'ARTAGNAN ASSOCIATES, INC.,
                                          a Delaware corporation


                                          By:/s/ Carl Walker
                                             -------------------------------

ATTEST:                                   Its: Secretary
                                             -------------------------------
/s/ George Barraza
-------------------------------


                                          D'ARTAGNAN ASSOCIATES, INC.,
                                          a California corporation


                                          By:/s/ Dean M. Willard
                                             -------------------------------
                                               Dean M. Willard


ATTEST:                                   Its: President
                                             -------------------------------


/s/ Rebecca J. Willard
-------------------------------
Rebecca J. Willard, Secretary

                                             /s/ Dean M. Willard
                                             ----------------------------------
                                             DEAN M. WILLARD


                                             WILLARD CHILDREN'S TRUST


                                             By:/s/ Dean M. Willard
                                                -------------------------------
                                                Dean M. Willard, Co-Trustee


                                             By:/s/ Rebecca J. Willard
                                                -------------------------------
                                                Rebecca J. Willard, Co-Trustee